FORM 10f-3

                           THE BLACKROCK FUNDS

                       Record of Securities Purchased
                    Under the Trust?s Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  EQ/Long Term Bond Portfolio
(AXA-LTB), BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Core Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA-USD), BlackRock Preferred Opportunity Trust
(BPP), BlackRock Total Return Portfolio II (BR-CORE), BlackRock Intermediate Bond Portfolio II (BR-INT), BlackRock International Bond Portfolio (BR-INTLB), BlackRock Long Duration Bond Portfolio (BR-LONG), BlackRock Managed Income Portfolio (BR-MINC), BlackRock World Income Fund, Inc.(BR-WI), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Preferred and Equity Advantage Trust - Preferred Sleeve (BTZ-PREF), BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock Total Return Portfolio (Ins - Series) (BVA-TR), Diversified Investment Advisors Core Bond Fund (DIA-CORE), Hirtle Callaghan & Co. Fixed Income II Portfolio (HCIIX), Metropolitan Series BlackRock Bond Income Portfolio (MET-BI), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), Master Total Return Portfolio (MF-BOND), BlackRock Preferred & Corporate Income Strategies Fund, Inc. (PSW), BlackRock Preferred Income Strategies Fund, Inc. (PSY), SEI Institutional International Trust International Fixed Income Fund (SIT-IB), UBS PACE Intermediate Fixed Income Investments (UBS-PACE)

2.	Issuer:    Wachovia Corporation

3.	Date of Purchase:  12/18/2007

4.	Underwriter from whom purchased:  Wachovia Securities LLC

5.	Name of Affiliated Underwriter (as defined in the Trusts
procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC as well with respect to UBS-PACE

6.	Aggregate principal amount of purchased (out of total
offering):   8,195,000 shares out of 80,000,000 shares

7.	Aggregate principal amount purchased by funds advised by
BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): ): 16,400,000 shares out of 80,000,000 shares

8.	Purchase price (net of fees and expenses):  $25

9.	Date offering commenced:  12/18/2007

10.	Offering price at end of first day on which any sales were
made:  $25

11. Have the following conditions been satisfied:
                                                      Yes   No
a. The securities are part of an issue registered
   under the Securities Act of 1933, as amended, which
            is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an
            Eligible Foreign       Offering or are securities
            sold in an Eligible Rule 144A Offering or part of
            an issue of government securities.          _X__  ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	            _X__	___

	c.	The underwriting was a firm commitment
		underwriting.					_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period.
                                                      _X__  ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).
                                                     _X__	___

f. Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?					   _X__	___

Approved:	Walter Mello
Date:       01/09/08